Exhibit 21.1

Subsidiaries of PubCo

Company Name	Jurisdiction of Incorporation or Organization
Tycoon Choice Global Limited	British Virgin Islands
Baide Medical Investment Company Limited	Hong Kong
Baide (Guangdong) Capital Management Company Limited (百德（广东）资本管理有限公司)	People’s Republic of China
Guangzhou Dedao Capital Management Company Limited (广州德道资本管理有限公司)	People’s Republic of China
Guangzhou Baihui Enterprise Management Company Limited (广州百辉企业管理有限公司)	People’s Republic of China
Guangzhou Zhengde Enterprise Management Company Limited (广州正德企业管理有限公司)	People’s Republic of China
Guangzhou Yide Capital Management Company Limited (广州易德资本管理有限公司)	People’s Republic of China
Baide (Suzhou) Medical Company Limited (百德（苏州）医疗有限公司) (f/k/a Guangdong Baide Medical Company Limited)	People’s Republic of China
Henan Ruide Medical Instrument Company Limited (河南瑞德医疗器械有限公司)	People’s Republic of China
Nanjing Changcheng Medical Equipment Company Limited (南京长城医疗设备有限公司)	People’s Republic of China
Guizhou Baiyuan Medical Company Limited (贵州百源医疗有限公司)	People’s Republic of China
Guoke Baide (Guangdong) Medical Company Limited (国科百德（广东）医疗有限公司)	People’s Republic of China
Hunan Baide Medical Technology Company Limited (湖南百德医疗科技有限公司)	People’s Republic of China
Ruikede Biological Technology (Xiamen) Company Limited (瑞科德生物科技（厦门）有限公司)	People’s Republic of China
Guangzhou Fangda Medical Technology Company Limited (广州方达医疗科技有限公司)	People’s Republic of China
Junde (Guangzhou) Medical Technology Company Limited (君德（广州）医疗科技有限公司)	People’s Republic of China
Shengde (Guangzhou) Medical Technology Company Limited (盛德（广州）医疗科技有限公司)	People’s Republic of China
Suzhou Kangchuang Medical Company Limited (苏州康创医疗有限公司)	People’s Republic of China